Exhibit 99.46

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-L

KEY PERFORMANCE FACTORS
November 30, 1999



Expected B Maturity 10/16/2006


Blended Coupon 5.7433%


Excess Protection Level
3 Month Average   3.31%
November, 1999   3.31%
October, 1999              N/A
September, 1999  N/A


Cash Yield17.62%


Investor Charge Offs 3.47%


Base Rate10.84%


Over 30 Day Delinquency 5.02%


Seller's Interest 8.52%


Total Payment Rate14.09%


Total Principal Balance$48,461,894,441.68


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$4,130,074,923.19



For the purposes of calculating the Base Rate and Excess Protection Level a Coupon of 8.84% (26/360), and a monthly period of 26 days (11/5/99 - 11/30/99), was used.